Exhibit 99.1

HFF, Inc. reports first quarter 2018 financial and transaction production results

DALLAS, TX – April 24, 2018 - HFF, Inc. (NYSE: HF) (the Company or HFF) reported today its financial and production volume results for the first quarter of 2018. Based on transaction volume, HFF is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector.

First Quarter 2018 Highlights

•	Revenue was $131.6 million, a 5.2% decrease year-over-year.

•	Net income was $17.1 million, as compared to $19.7 million in the prior year period.

•	Net income per diluted share was $0.42, as compared to $0.50 in the prior year period.

•	Adjusted EBITDA was $20.7 million versus $32.5 million in the prior year period.

“We remain confident in the industry’s fundamental drivers and HFF’s market position, as we look beyond our first quarter results. Many of the factors that impacted this quarter’s results primarily pertain to the Company’s continued investment in its platform and people, which historically have proven effective. We believe the combination of our unique partnership culture, the synergies and diversification afforded by our capital markets centric business model, our strong balance sheet, and the strategic investments we continue to make enable us to add value and provide best in class services to our clients while positioning the Company for future growth,” said Mark Gibson, chief executive officer of HFF.

Results for the First Quarter Ended March 31, 2018

The Company’s revenues were $131.6 million for the first quarter of 2018, which represents a decrease of $7.2 million, or 5.2% compared to revenue of $138.8 million for the first quarter of 2017. The Company generated operating income of $2.7 million during the first quarter of 2018, a decrease of $18.1 million, or 87.0% when compared to operating income of $20.8 million for the first quarter of 2017. This decrease in operating income is primarily due to the 5.2% decrease in revenues and additionally, due to (i) increases in the Company’s compensation-related costs and other expenses associated with the net growth in

HFF reports first quarter 2018 financial results

headcount of 85 associates during the last twelve months, (ii) the payment of an additional compensation award, as described below, (iii) an increase in non-cash stock compensation and (iv) increases in other operating expenses due to the increase in headcount.

Interest and other income, net, grew 40.6% to $15.2 million in the first quarter of 2018, compared to $10.8 million in the first quarter of 2017. This increase is primarily a result of an increase in securitization compensation and higher income from the valuation of the Company’s mortgage servicing rights which was partially offset by a decrease in other agency-related income. The Company reported net income for the quarter ended March 31, 2018 of $17.1 million, a decrease of approximately $2.6 million, or 13.2%, when compared to net income of $19.7 million for the quarter ended March 31, 2017. For the quarter ended March 31, 2018 net income per diluted share was $0.42 compared to $0.50 for the first quarter of 2017. Net income per diluted share benefited by approximately $0.06 from the reduction in statutory corporate federal tax rates from the enactment of the Tax Reform Act and benefited by $0.11 from the additional tax deductions related to equity compensation.

Adjusted EBITDA (a non-GAAP measure whose reconciliation to net income can be found within this release) for the first quarter of 2018 decreased 36.2% to $20.7 million, compared to $32.5 million in the first quarter of 2017. This decrease in Adjusted EBITDA is primarily attributable to the decrease in operating income. The Adjusted EBITDA margin for the first quarter of 2018 was 15.7%, compared to the Adjusted EBITDA margin of 23.4% in the first quarter of 2017.

Additional Compensation Award

In the first quarter 2018, the Compensation Committee of the Board of Directors of the Company (the Compensation Committee) approved an additional compensation award which included cash payments and restricted stock awards (the Omnibus Awards) with a total award value of $8.4 million to certain members of the Company’s Leadership Team. The award recognized those individuals who played key roles in the Company’s growth and extraordinary operating performance, and also the Company’s future leaders. The additional compensation award included cash payments in the amount of approximately $4.2 million, which amount was included in the operating expenses for the first quarter of 2018. The impact of these cash payments was a decrease in operating income and Adjusted EBITDA for the first quarter by $4.2 million. The cash payments associated with the additional compensation award also decreased earnings for the first quarter 2018 by approximately $0.08 per diluted share.

HFF reports first quarter 2018 financial results

The additional compensation award granted by the Compensation Committee under the Omnibus Awards included restricted stock awards with a grant date value of $4.2 million, which are subject to vesting conditions. The equity compensation expense associated with the Omnibus Awards had no material impact to operating income or net income for the first quarter 2018.

HFF reports first quarter 2018 financial results

HFF, Inc.

Condensed Consolidated Operating Results

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended Mar. 31,
	2018	2017
Revenue	$131,618	$138,806

Operating expenses:
Cost of services	78,644	80,131
Operating, administrative and other	44,786	34,244
Depreciation and amortization	5,481	3,667

Total expenses	128,911	118,042

Operating income	2,707	20,764

Interest and other income, net	15,171	10,794
Interest expense	(5)	(7)
(Increase) decrease in payable under the tax receivable agreement	—	—

Income before income taxes	17,873	31,551

Income tax expense	805	11,895

Net income	$17,068	$19,656

Earnings per share - basic	$0.44	$0.51
Earnings per share - diluted	$0.42	$0.50
Weighted average shares outstanding - basic	39,041,492	38,538,641
Weighted average shares outstanding - diluted	40,201,900	39,166,361

Adjusted EBITDA	$20,706	$32,457

HFF reports first quarter 2018 financial results

Production Volume and Loan Servicing Summary

The reported volume data presented below (provided for informational purposes only) is estimated based on the Company’s internal database.

First Quarter Production Volume Results

	Unaudited Production Volume by Platform
	(dollars in thousands)
	For the Three Months Ended March 31,
By Platform	2018		2017		Change
	Production	# of	Production	# of	Production		# of
	Volume	Trans.	Volume	Trans.	Volume	% chg.	Trans.	% chg.
Debt Placement	$10,383,212	325	$11,230,079	329	$(846,867)	-7.5%	(4)	-1.2%
Investment Advisory	6,015,952	164	8,645,335	176	(2,629,383)	-30.4%	(12)	-6.8%
Equity Placement	1,070,140	37	1,363,413	26	(293,273)	-21.5%	11	42.3%
Loan Sales	79,864	5	14,275	1	65,589	459.5%	4	400.0%

Total Transaction Volume	$17,549,168	531	$21,253,102	532	$(3,703,934)	-17.4%	(1)	-0.2%

Average Transaction Size	$33,049		$39,949		$(6,900)	-17.3%

	Fund/Loan	# of	Fund/Loan	# of	Fund/Loan		# of
	Balance	Loans	Balance	Loans	Balance	% chg.	Loans	% chg.
Loan Servicing Portfolio
Balance	$72,046,856	3,128	$60,704,650	2,812	$11,342,206	18.7%	316	11.2%

Production volumes for the first quarter of 2018 totaled approximately $17.5 billion on 531 transactions representing a 17.4% decrease in production volume and a 0.2% decrease in the number of transactions when compared to the production volumes of approximately $21.3 billion on 532 transactions for the first quarter of 2017. The average transaction size for the first quarter of 2018 was $33.0 million, which is approximately 17.3% lower than the comparable figure of approximately $39.9 million for the first quarter of 2017.

•	Debt Placement production volume was approximately $10.4 billion in the first quarter of 2018, representing a decrease of 7.5% from the first quarter of 2017 volume of approximately $11.2 billion.

•	Investment Advisory production volume was approximately $6.0 billion in the first quarter of 2018, a decrease of 30.4% from the first quarter of 2017 volume of approximately $8.6 billion.

HFF reports first quarter 2018 financial results

•	Equity Placement production volume was approximately $1.1 billion in the first quarter of 2018, a decrease of 21.5% over the first quarter of 2017 volume of approximately $1.4 billion.

•	Loan Sales production volume was approximately $80.0 million for the first quarter of 2018, an increase of 459.5% from the $14.3 million of volume in first quarter 2017.

•	The principal balance of the Company’s Loan Servicing portfolio reached $72.0 billion at the end of the first quarter of 2018, representing an increase of approximately $11.3 billion, or 18.7%, from $60.7 billion at the end of the first quarter of 2017.

Employment Comments

Consistent with its strategic growth initiatives, the Company continued to expand its total employment and production ranks to the highest levels since the Company went public in January 2007. The Company’s total employment reached 1,009 associates as of March 31, 2018, which represents a net increase of 85, or 9.2%, over the comparable total of 924 associates as of March 31, 2017. HFF’s total number of capital markets advisors was 385 as of March 31, 2018, which represents a net increase of 40, or 11.6% over the comparable total of 345 capital markets advisors as of March 31, 2017. Over the past twelve months, the Company continued to add capital markets advisors to existing lines of business and product specialties through the promotion and recruitment of associates in 16 of the Company’s 26 offices.

Non-GAAP Financial Measures

This earnings press release contains a non-GAAP measure, Adjusted EBITDA, which as calculated by the Company is not necessarily comparable to similarly-titled measures reported by other companies. Additionally, Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA with net income, see the section of this press release titled “Adjusted EBITDA Reconciliation.”

HFF reports first quarter 2018 financial results

Earnings Conference Call

The Company’s management will hold a conference call to discuss first quarter 2018 financial results on April 24, 2018 at 6:00 p.m. Eastern Time. To listen, participants should dial 844-420-8188- (U.S. callers) or 478-219-0768 (international callers) approximately 10 minutes prior to the start of the call and enter the conference ID number 9639736. A replay will become available after 9:00 p.m. Eastern Time on April 24, 2018 and will continue through May 1, 2018, by dialing 855-859-2056 (U.S. callers) or 404-537-3406 (international callers) and entering participant code 9639736.

The live broadcast of the Company’s quarterly conference call will be available online on the HFF website at www.hfflp.com on April 24, 2018 beginning at 6:00 p.m. Eastern Time. A recording of the broadcast will be available for replay on the Company’s website for one year. Related presentation materials will be posted to the “Investor Relations” section of the Company’s website prior to the call. The presentation materials will be available in Adobe Acrobat format.

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P., HFF Real Estate Limited, HFF Securities L.P. and HFF Securities Limited, HFF operates out of 26 offices and is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector. The Company offers clients a fully-integrated capital markets platform including debt placement, investment advisory, equity placement, funds marketing, M&A and corporate advisory, loan sales and commercial loan servicing.

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one

HFF reports first quarter 2018 financial results

or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract capital markets advisors; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

HFF, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$191,084	$272,801
Restricted cash	1,744	4,001
Accounts receivable, receivable from affiliate and prepaids	23,478	19,825
Mortgage notes receivable	961,720	450,821
Property, plant and equipment, net	17,263	17,897
Deferred tax asset, net	50,208	50,874
Intangible assets, net	70,484	67,525
Other noncurrent assets	7,302	8,461

Total assets	$1,323,283	$892,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Warehouse line of credit	$958,841	$450,255
Accrued compensation, accounts payable and other current liabilities	57,120	81,439
Long-term debt (includes current portion)	343	405
Deferred rent credit and other liabilities	12,391	12,700
Payable under the tax receivable agreement	60,939	60,939

Total liabilities	1,089,634	605,738
Class A Common Stock, par value $0.01 per share, 175,000,000 shares authorized, 39,102,820 and 38,579,544 shares outstanding, respectively	391	387
Additional paid in capital	140,878	144,304
Accumulated other comprehensive income, net of taxes	666	171
Treasury stock	(1,799)	(4,971)
Retained earnings	93,513	146,576

Total equity	233,649	286,467

Total liabilities and stockholders’ equity	$1,323,283	$892,205

HFF reports first quarter 2018 financial results

Adjusted EBITDA Reconciliation

The Company defines Adjusted EBITDA as net income before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, which is a non-cash charge, (v) income recognized on the initial recording of mortgage servicing rights that are acquired with no initial consideration and the inherent value of servicing rights, which are non-cash income amounts and (vi) the increase (decrease) in payable under the tax receivable agreement, which represents changes in a liability recorded on the Company’s consolidated balance sheet determined by the ongoing remeasurement of related deferred tax assets and, therefore, can be income or expense in the Company’s consolidated statement of income in any individual period. The Company uses Adjusted EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company finds Adjusted EBITDA to be a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes, including the Company’s tax receivable agreement. Note that the Company classifies the interest expense on its warehouse lines of credit as an operating expense and, accordingly, it is not eliminated from net income in determining Adjusted EBITDA. Some of the items that the Company has eliminated from net income in determining Adjusted EBITDA are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs.

Any measure that eliminates components of the Company’s capital structure and costs associated with the Company’s operations has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

HFF reports first quarter 2018 financial results

Set forth below is an unaudited reconciliation of consolidated net income to Adjusted EBITDA for the Company for the three months ended March 31, 2018 and 2017:

Adjusted EBITDA for the Company is calculated as follows:

(dollars in thousands)

	For the Three Months Ended
	March 31,
	2018	2017
Net income	$17,068	$19,656
Add:
Interest expense	5	7
Income tax expense	805	11,895
Depreciation and amortization	5,481	3,667
Stock-based compensation (a)	5,752	3,906
Valuation of mortgage servicing rights	(8,405)	(6,674)
Increase (decrease) in payable under the tax receivable agreement	—	—

Adjusted EBITDA	$20,706	$32,457

(a)	Amounts do not reflect expense associated with the stock component of estimated incentive payouts under the Company’s firm profit participation plan, office profit participation plans and executive bonus plan that are anticipated to be paid in respect of the applicable year. Such expense is recorded as incentive compensation expense within personnel expenses in the Company’s consolidated statements of income during the year to which the expense relates. Following the award, if any, of the related incentive payout, the stock component expense is reclassified as stock compensation costs within personnel expenses. See Note 2 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2018 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its firm profit participation plan, office profit participation plans and executive bonus plan. See Note 3 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2018 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its stock compensation.

HFF reports first quarter 2018 financial results

Contacts:

GREGORY R. CONLEY

Chief Financial Officer

(412) 281-8714

gconley@hfflp.com

MYRA F. MOREN

Managing Director, Investor Relations

(713) 852-3500

mmoren@hfflp.com

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